FOR IMMEDIATE RELEASE

AEROGROW ANNOUNCES QUARTERLY REVENUE GUIDANCE

Three Months Ending December 2006: $4.8 to $5.2 Million

Boulder, CO - January 10, 2007 - AeroGrow International, Inc. (OTCBB: AGWI.OB) ("AeroGrow" or “the Company”), makers of the AeroGarden™ kitchen garden appliance, today announced its revenue guidance for the three months ended December 31, 2006.

AeroGrow anticipates revenue of approximately $4.8 million to $5.2 million for the three months ended December 2006, its third fiscal quarter. AeroGrow was still pre-revenue during the same period a year ago, with revenues of $35,000, $822,000 and $1.03 million for the three previous calendar quarters.

“Our sales growth reflects the continued acceptance of our product line across numerous channels of distribution, from the home shopping channel QVC to the Culinary, Housewares and Lawn & Garden channels as well as through our own direct marketing efforts including our infomercial,” said Michael Bissonnette, Founder and CEO of AeroGrow. “This year we’ll be focused on 5 areas for potential revenue enhancements:

•	Capitalizing on existing demand in the Culinary, Housewares and Lawn & Garden channels by working to increase the number of retail chains and cataloguers selling our products.

•	Increasing the reach and frequency of our direct sales efforts through our infomercials, 60-second spots, print and WEB marketing.

•	Initiating International sales through distributors in Europe and Japan.

•	Implementing direct marketing to our growing customer database for ongoing and repeat sales of additional gardens, seed kits and accessories.

•	New product development aimed at broadening our product offerings to encompass new price points and new markets.”

AeroGrow’s fiscal year ends March 31, 2007.

About AeroGrow International, Inc.
Founded in 2002 in Boulder, Colorado, AeroGrow is a public company dedicated to the research, development, manufacturing and marketing of the AeroGardenTM, the world’s first kitchen garden appliance, which uses NASA-proven, dirt-free aeroponic technology to grow abundant harvests of fresh produce at the touch of a button. It enables anyone to grow fresh herbs, tomatoes, lettuces, even flowers, indoors, all year-round, simply and easily and with guaranteed success. AeroGrow has 14 patents pending to protect its core technologies.

CONTACTS:

Corporate	Investor
John Thompson	Justin Davis
AeroGrow International, Inc.	After Market Support, LLC
(303) 444-7755	(720) 489-4913
john@aerogrow.com	justin.davis@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by Michael Bissonnette, the statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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